UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —December 18, 2006

ASSURED GUARANTY LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On December 18, 2006, Assured Guaranty Ltd. (the “Company”), ACE Bermuda Insurance Ltd. (“ACE”) and Banc of America Securities LLC (the “Underwriter”) entered into an underwriting agreement (the “Agreement”) pursuant to which ACE agreed to sell and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth in the Agreement, 1,150,000 of the Company’s common shares   A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K.

On December 20, 2006, the Company and Assured Guaranty US Holdings Inc. (“Holdings”) completed the sale of $150,000,000 in aggregate principal amount of Holdings’ 6.40% Series A Enhanced Junior Subordinated Debentures due on December 15, 2066 (the “Debentures”).  In connection with the issuance of the Debentures, the Company and Holdings entered into a replacement capital covenant (the “Replacement Capital Covenant”) in which the Company and Holdings covenanted for the benefit of the holders of Holdings’ 7.0% Senior Notes due 2034, or such other series of long-term debt as Holdings’ may designate in accordance with the Replacement Capital Covenant, that (i) Holdings will not redeem or repurchase the Debentures and  (ii) the Company will not purchase the Debentures on or before December 15, 2046, except in accordance with and subject to the limitations set forth in the covenant.  A copy of the Replacement Capital Covenant is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1 —               Underwriting Agreement, dated December 18, 2006, among Assured Guaranty Ltd., ACE Bermuda Insurance Ltd. and Banc of Ameerica Securities LLC

4.1 —                 Replacement Capital Covenant, dated as of December 20, 2006, between Assured Guaranty U.S. Holdings Inc. and Assured Guaranty Ltd. in favor of and for the benefit of each Covered Debtholder (as defined therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assured Guaranty Ltd.

By:	/s/ James M. Michener
	Name:	James M. Michener
	Title:	General Counsel and Secretary

DATE:  December 20, 2006